Exhibit 99.1
United Components Reports Results of Operations for
Fourth Quarter 2006
Highlights
—	Realignment of UCI continues with final divestiture of non-core business and acquisition and ongoing integration of ASC Industries

—	Strategic initiatives provide significant operational improvements

—	Repayment of $30 million of debt during the quarter, and an additional $40 million in the first quarter of 2007, using primarily cash flow from operations
EVANSVILLE, IN March 21, 2007 — United Components, Inc. (“UCI”) today announced results for the fourth quarter ended December 31, 2006. Revenue of $222.7 million increased $31.8 million compared to the year-ago quarter. The quarter included $20.5 million in sales by water pump manufacturer ASC Industries, which was acquired by UCI during the second quarter. On a comparable basis (excluding ASC sales), the company reported revenue increases in the retail and heavy duty channels, a decline in the OEM channel, with sales flat in the traditional and original equipment service channels.
On November 30, the company completed the sale of its Flexible Lamps lighting systems operations for about $39 million in cash. Flexible Lamps, as well as the company’s former Neapco and Pioneer operations that were sold in the second quarter, are accounted for as discontinued operations for all periods presented.
Net income from continuing operations for the quarter was $2.1 million, including $7.2 million ($4.5 million net of tax) in special charges, primarily costs related to the acquisition of ASC. Excluding these charges, adjusted net income from continuing operations would have been $6.6 million for the quarter. Adjusted net income from continuing operations for the fourth quarter of 2005 was $1.8 million, excluding $20.2 million in special charges net of tax.
Earnings before interest, taxes, depreciation and amortization, or EBITDA, for UCI’s continuing operations, as adjusted consistent with the company’s historical presentations, was $30.7 million for the fourth quarter, compared with $24.8 million for the year-ago quarter. The reconciliation of net income to adjusted EBITDA, a non-GAAP measure of financial performance, is set forth in Schedule A.

“United Components finished 2006 on a strong note, both operationally and strategically,” said Bruce Zorich, Chief Executive Officer of UCI. “In a very competitive market, our initiatives in facilities consolidation, procurement and targeted revenue growth allowed us to achieve an improvement in performance over last year. Strategically, with the divestiture of our last non-core business, Flexible Lamps, and the continued success of our integration of ASC, we believe the new UCI is well positioned for growth in 2007 and beyond.”
“As we head into 2007, we are focused on expanding UCI into an efficient global manufacturer,” continued Zorich. “Building on our ongoing targeted new business efforts in North America, we have identified a number of international opportunities for sales growth. In addition, continuing to leverage ASC’s China operations, we are working on global sourcing and manufacturing initiatives across all of our businesses.”
As of December 31, the company’s debt stood at $500.6 million, after a debt repayment of $30 million of its senior credit facility borrowings in October. The company ended the quarter with $31.5 million in cash. In addition, during the first quarter of 2007, the company has repaid an additional $40 million of its senior credit facility borrowings, primarily with cash flow from operations.
For the full year 2006, revenue was $906.1 million. Net income from continuing operations was $6.1 million for 2006, including $18.8 million in special charges net of tax, primarily costs relating to the acquisition of ASC and facilities consolidation costs, compared to a net loss from continuing operations of $7.6 million for 2005, including $22.9 million in special charges net of tax, primarily related to impairment write-downs of a trademark, software assets and property and equipment. EBITDA, as adjusted consistent with the company’s historical presentations, was $122.1 million for 2006 and $103.2 million for 2005.
Conference Call
UCI will host a conference call to discuss its results and performance on Thursday, March 22, at 11:00 a.m. Eastern Time (ET). Interested parties are invited to listen to the call by telephone. Domestic callers can dial (800) 637-1381. International callers can dial (641) 297-7667.
A replay of the call will be available from March 23, 2006, for a ninety day period, at www.ucinc.com. Click on the UCINC 2006 4th Quarter Results button.
About United Components, Inc.
United Components, Inc. is among North America’s largest and most diversified companies servicing the vehicle replacement parts market. We supply a broad range of products to the automotive, trucking, marine, mining, construction, agricultural and industrial vehicle markets. Our customer base includes leading aftermarket companies as well as a diverse group of original equipment manufacturers.
Forward Looking Statements
All statements, other than statements of historical facts, included in this press release and the attached report that address activities, events or developments that UCI expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements give UCI’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of UCI and its subsidiaries. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They are subject to uncertainties and factors relating to UCI’s operations and business environment, all of which are difficult to predict and many of which are beyond UCI’s control. UCI cautions investors that these uncertainties and factors, including those discussed in Item 1A of UCI’s 2005 Annual Report on Form 10-K and in its other SEC filings, could cause UCI’s actual results to differ materially from those stated in the forward-looking statements. UCI cautions that investors should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, UCI undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
For More Information, Contact:
Charlie Dickson, Chief Financial Officer (812) 867-4726
Dave Barron (812) 867-4727

United Components, Inc.
Condensed Consolidated Income Statements (unaudited) (1)
(in thousands)

	Three Months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Net sales (2)	$222,679	$190,868	$906,050	$812,703
Cost of sales (3) (4)	182,190	163,772	728,511	657,912

Gross profit	40,489	27,096	177,539	154,791

Operating expenses
Selling and warehousing	14,646	13,813	60,047	57,266
General and administrative	11,401	9,720	42,636	37,956
Amortization of acquired intangible assets	1,878	1,116	6,651	5,888
Costs of integration of water pump operations and resulting asset impairment losses (4)	1,552	—	6,981	—
Costs of closing facilities and consolidating operations (5)	89	—	6,364	—
Asset impairments and other costs (6)	—	18,771	—	21,530

Operating income	10,923	(16,324)	54,860	32,151

Other income (expense)
Interest expense, net	(11,519)	(9,492)	(43,262)	(36,090)
Write-off of deferred financing costs (7)	—	—	(2,625)	—
Management fee expense	(500)	(500)	(2,000)	(2,000)
Miscellaneous, net	(229)	(799)	(137)	(1,124)

Income (loss) before income taxes	(1,325)	(27,115)	6,836	(7,063)
Income tax expense (benefit)	(3,396)	(8,654)	694	511

Net income (loss) from continuing operations	2,071	(18,461)	6,142	(7,574)

Discontinued operations
Net income from discontinued operations, net of tax expense	166	834	2,061	3,046
Income (loss ) on sale of discontinued operations, net of tax	1,395	—	(16,877)	—

	1,561	834	(14,816)	3,046

Net (loss) income	$3,632	$(17,627)	$(8,674)	$(4,528)

(1)	Includes the results of operations of ASC Industries, Inc. (“ASC”) beginning on May 25, 2006, the date of the acquisition of ASC by the Company. The operating results of the Company’s driveline components and specialty distribution operations, which were sold on June 30, 2006, and the Company’s lighting systems operation, which was sold on November 30, 2006, are presented as discontinued operations for all periods presented.

(2)	Sales in the fourth quarter of 2005 have been reduced by a $14.0 million change in estimated warranty reserve requirements.

(3)	Includes $1.6 million and $9.7 million, respectively, for the three months and year ended December 31, 2006, for the sale of inventory written up to market from historical cost per U.S. GAAP rules for accounting for the acquisition of ASC. These costs will not recur after 2006.

(4)	Cost of sales in the fourth quarter of 2006 includes $3.9 million of costs incurred in connection with the integration of the Company’s pre-ASC Acquisition water pump operation with the operations of ASC.

The remaining $7.0 million of water pump integration costs ($1.6 million in the fourth quarter) are included in “Costs of integration of water pump operations and resulting asset impairment losses.”

(5)	Includes asset write-downs and severance and other costs in connection with the closures of the Company’s Canadian fuel pump facility and Mexican filter manufacturing facility.

(6)	Fourth quarter includes impairments of property and equipment of a foreign entity, a trademark and software. Prior quarters include a write-down of assets related to the abandonment of a foreign subsidiary.

(7)	Write-off of unamortized deferred financing costs related to the Company’s previously outstanding debt, which was replaced in connection with the establishment of the Company’s new credit facility on May 25, 2006.

United Components, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31,
	2006	2005
Assets

Current assets
Cash and cash equivalents	$31,523	$23,764
Accounts receivable, net	228,996	220,674
Inventories, net	158,024	145,942
Deferred tax assets	33,920	22,517
Other current assets	29,389	20,591
Assets of discontinued operations	—	83,917

Total current assets	481,852	517,405

Property, plant and equipment, net	164,621	155,884
Goodwill	239,835	166,559
Other intangible assets, net	95,354	84,797
Deferred financing costs, net	5,310	6,177
Pension and other assets	9,452	12,904
Assets held for sale	6,077	—
Assets of discontinued operations	—	41,116

Total assets	$1,002,501	$984,842

Liabilities and shareholder’s equity

Current liabilities
Accounts payable	$92,720	$87,998
Short-term borrowings	8,657	261
Current maturities of long-term debt	462	12
Accrued expenses and other current liabilities	99,039	90,511
Liabilities of discontinued operations	—	27,467

Total current liabilities	200,878	206,249

Long-term debt, less current maturities	491,478	442,274
Pension and other postretirement liabilities	40,430	36,896
Deferred tax liabilities	17,350	9,327
Other long-term liabilities	7,583	1,936
Liabilities of discontinued operations	—	7,814

Total liabilities	757,719	704,496

Shareholder’s equity	244,782	280,346

Total liabilities and shareholder’s equity	$1,002,501	$984,842

United Components, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Year ended December 31,
	2006	2005
Net cash provided by operating activities of continuing operations	$73,903	$57,076

Cash flows from investing activities of continuing operations
Purchase price of the ASC acquisition, net of cash acquired	(123,634)	—
Proceeds from sale of discontinued operations, net of cash sold	65,177	—
Capital expenditures	(22,846)	(26,653)
Proceeds from sale of property, plant and equipment	1,611	179

Net cash used in investing activities of continuing operations	(79,692)	(26,474)

Cash flows from financing activities of continuing operations
Issuance of debt	113,000	—
Financing fees	(3,636)	—
Debt repayments	(66,853)	(16,254)
Dividend paid to UCI Holdco, Inc.	(35,305)	—
Shareholder’s equity contributions	8,515	516

Net cash provided by (used in) financing activities of continuing operations	15,721	(15,738)

Discontinued operations:
Net cash provided by (used in) operating activities of discontinued operations	(1,472)	5,743
Net cash used in investing activities of discontinued operations	(2,864)	(5,343)
Effect of exchange rate changes on cash of discontinued operations	(341)	(321)

Effect of exchange rate changes on cash	86	(52)

Net increase in cash and cash equivalents	5,341	14,891

Cash and cash equivalents at beginning of year	26,182	11,291

Cash and cash equivalents at end of year	31,523	26,182
Less cash and cash equivalents of discontinued operations at end of year	—	2,418

Cash and cash equivalents at end of year of continuing operations	$31,523	$23,764

EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are presented because they are believed to be frequently used by parties interested in United Components, Inc. (“UCI”). Management believes that EBITDA and Adjusted EBITDA provide useful information to investors because they facilitate an investor’s comparison of UCI’s operating results to that of companies with different capital structures and with cost basis in assets that have not been revalued and written-up in an allocation of a recent acquisition’s purchase price.
As a result of the acquisition of ASC Industries and the amendment and restatement of the credit agreement for UCI’s senior credit facilities, on a transition basis the calculation of Adjusted EBITDA, presented below, reflects the calculation of EBITDA in two ways: (i) with adjustments consistent with the presentation in earnings announcements from previous quarters; and (ii) with additional adjustments required by the amended and restated credit agreement for UCI’s senior credit facilities. The adjusted EBITDA required by the credit agreement is used to measure compliance with covenants of that agreement such as interest coverage.
EBITDA and Adjusted EBITDA are not measures of financial performance under United States generally accepted accounting principles (“US GAAP”) and should not be considered alternatives to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.

Schedule A
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(dollars in millions)

	2006					2005
					Dec					Dec
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Results of continuing operations:
Net income (loss)	$3.4	$(1.4)	$2.1	$2.0	$6.1	$1.1	$3.1	$6.7	$(18.5)	$(7.6)

Interest, net of minority interest	9.3	10.6	11.8	11.5	43.2	8.7	8.9	9.0	9.5	36.1

Income tax expense (benefit)	2.0	(0.6)	2.7	(3.4)	0.7	1.4	4.2	3.6	(8.7)	0.5

Depreciation, net of minority interest	6.2	6.2	6.4	7.2	26.0	6.8	6.6	6.6	6.5	26.5

Amortization	2.0	2.1	2.5	2.5	9.1	1.5	1.6	1.7	1.9	6.7

EBITDA of continuing operations	22.9	16.9	25.5	19.8	85.1	19.5	24.4	27.6	(9.3)	62.2

One-time or unusual items:
Sale of inventory that was written up to market from historical cost per US GAAP acquisition rules, net of minority interest	—	2.0	5.3	1.6	8.9	—	—	—	—	—

Cost of integration of water pump operations and the resulting asset impairment losses	1.4	3.2	0.8	5.5	10.9	—	—	—	—	—

Facilities consolidation & severance costs	0.3	5.5	0.8	0.8	7.4	0.8	1.1	—	0.4	2.3

Asset impairment and other costs, including loss on abandonment of an operation	—	—	—	—	—	—	2.2	0.6	18.7	21.5

Write-off of deferred financing costs resulting from refinancing	—	2.6	—	—	2.6	—	—	—	—	—

Warranty	—	—	—	—	—	—	—	—	14.0	14.0

New business changeover and sales commitment costs	—	0.8	0.7	2.2	3.7	—	—	—	—	—

Non-cash charges (primarily stock options & pension)	0.4	0.4	0.4	0.3	1.5	0.1	0.2	0.4	0.5	1.2

Management fee	0.5	0.5	0.5	0.5	2.0	0.5	0.5	0.5	0.5	2.0

Adjusted EBITDA of continuing operations (a)	25.5	31.9	34.0	30.7	122.1	20.9	28.4	29.1	24.8	103.2

Adjustments to include Adjusted EBITDA of discontinued operations	4.0	3.7	0.6	0.7	9.0	3.7	3.6	1.2	3.2	11.7

Additional adjustments required for interest coverage compliance in the amended and restated credit agreement for transition periods	4.7	—	—	—	4.7	—	—	4.3	4.0	8.3

Adjusted EBITDA under credit agreement	$34.2	$35.6	$34.6	$31.4	$135.8	$24.6	$32.0	$34.6	$32.0	$123.2

(a)	The second, third and fourth quarter 2006 amounts include $1.9 million, $3.8 million, and $3.3 million, respectively, of ASC Adjusted EBITDA after the May 25, 2006 acquisition date.